UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 21, 2007

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
777 East Sonterra Blvd., Suite 350
San Antonio, Texas 78258
(Address of principal executive offices) (Zip Code)
(210) 496-5300
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K which are not historical, including statements regarding the Company’s or management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future with respect to the proceeds of the private placement described below, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Please refer to the “Risk Factors” section of our Form 10-K for the year ended December 31, 2006, and our Form 10-Q for the quarter ended September 30, 2007.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company assumes no responsibility to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Securities Purchase Agreement
On November 20, 2007, TXCO Resources Inc. (the “Company”) entered into agreements related to the sale, in a private placement, of an aggregate of $55 million of shares of the Company’s Series C Convertible Preferred Stock (the “Preferred Stock”) pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”) among the Company and the buyers listed therein. Closing and funding are expected to occur on or before November 26, 2007.
Under the Securities Purchase Agreement, the buyers paid $1,000 for each share of Preferred Stock. Buyers may convert their shares of Preferred Stock into shares of the Company’s common stock in accordance with the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of TXCO Resources Inc. filed herewith and discussed below. Subject to certain terms and conditions, the buyers may purchase up to an additional $25 million of shares of Preferred Stock by delivering written notice to the Company prior to 120 days (or, at the Company’s option, 180 days) after the initial closing date.
The Securities Purchase Agreement includes representations, warranties, and covenants customary for a transaction of this type. For example, the Company has covenanted to obtain its common stockholders’ approval of its issuance of all of the securities described in the Securities Purchase Agreement and related transaction documents, in accordance with applicable law and the NASDAQ Global Select Market’s rules and regulations. The Company has agreed to prepare and distribute proxy materials to solicit proxies for such approval and to hold a meeting of stockholders no later than June 1, 2008, to vote on such approval. In addition, the Company has granted the buyers a right of first refusal with respect to 50% of certain subsequent issuances of the Company’s equity securities that occur within a certain period of time after closing. Under the terms of the Securities Purchase Agreement, the Company has agreed to indemnify the buyers against certain liabilities.
The Company intends to use the net proceeds from the sale of the Preferred Stock to complement funding of the Company’s 2008 CAPEX drilling program. In addition, the Company may use the proceeds in the short term to repay certain outstanding indebtedness, and to pay expenses of the offering and the costs of the call spread transactions discussed below, as well as other general corporate and working capital purposes.

Registration Rights Agreement
In connection with the Securities Purchase Agreement, on November 20, 2007, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the buyers listed therein whereby the Company agreed to file a registration statement, within 15 days of the last day on which an additional closing may be held, covering the resale of the shares of common stock to be acquired by the buyers upon conversion of their Preferred Stock. The Company agreed to use its best efforts to cause such registration statement to be declared effective as soon as practicable, but in no event later than 105 days (if not subject to full SEC review), or 135 days (if subject to full SEC review), after the additional closing expiration date set forth in the Securities Purchase Agreement. Should the registration statement not be declared effective within that time period, or should the registration statement’s effectiveness not be maintained in accordance with the terms of the Registration Rights Agreement, the Company has agreed to pay affected buyers cash payments totaling 1% of the aggregate purchase price of those buyers’ registrable securities included in such registration statement on each of certain specified dates, up to a maximum amount of 10% of the Preferred Stock’s stated value.
The Registration Rights Agreement contains customary terms and conditions for a transaction of this type. The Company and the buyers have also agreed to indemnify each other against certain liabilities in respect of any such resale registration. In certain circumstances, the Company is obligated to file additional registration statements covering additional registrable securities, as set forth in the Registration Rights Agreement.
Call Spread Transactions
In connection with the offer and sale of the Preferred Stock, the Company has entered into convertible preferred stock hedge transactions, or “call spread” transactions, with one of the buyers of the Preferred Stock (the “Counterparty”). These transactions are intended to reduce the potential dilution upon conversion of the Preferred Stock, if the market value per share of the Company’s common stock at the time of exercise is greater than approximately 120% of the issue price (which corresponds to the initial conversion price of the Preferred Stock). These transactions include a purchased call option and a sold call option. The Company’s net cost for these transactions totals approximately $3.67 million, which the Company will pay using a portion of the net proceeds of the Preferred Stock offering. The purchased call option covers approximately the same number of shares of the Company’s common stock, par value $0.01 per share, which, under most circumstances, represents the maximum number of shares of common stock underlying the Preferred Stock. The sold call option has an exercise price of 150% of the issue price and is expected to result in some dilution should the price of the Company’s common stock exceed this exercise price. The call spread transactions are separate agreements with the Counterparty; they are not governed by the Securities Purchase Agreement. Copies of the Call Option Transaction documents are filed as Exhibits 10.2 and 10.3 hereto and are incorporated herein by reference.
This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the transaction documents, filed herewith and incorporated by reference herein.  There are representations and warranties contained in the transaction documents that were made by the parties to each other as of specific dates.  The assertions embodied in the representations and warranties were made solely for purposes of the transaction documents and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the transaction documents’ terms.  Moreover, certain representations and warranties may not be accurate and complete as of any specified date because (i) they may be subject to contractual standards of materiality that differ from standards generally applicable to shareholders, or (ii) they may have been used to allocate risk among the parties rather than to establish matters as facts.  Based on the foregoing, you should not rely on the representations and warranties as statements of factual information.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
Preferred Stock
On November 20, 2007, the Company entered into agreements related to the private placement of an aggregate of $55 million of Series C Convertible Preferred Stock (the “Preferred Stock”) with accredited investors. In the private placement, the Company issued and sold 55,000 shares of Preferred Stock pursuant to the Securities Purchase Agreement described under the heading “Securities Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K. The purchase price for each share was $1,000. The shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.
The Company intends to use the net proceeds from the sale of the Preferred Stock to complement funding of the Company’s 2008 CAPEX drilling program. In addition, the Company may use the proceeds in the short term to repay certain outstanding indebtedness, and to pay expenses of the offering and the costs of the call spread transactions, as well as other general corporate and working capital purposes.
Under the terms of the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of TXCO Resources Inc. (the “Certificate”), the Preferred Stock is convertible into the Company’s common stock at a price of $14.48 per share, as may be adjusted in accordance with the Certificate. On conversion, the Company is to pay the holders “make whole” amounts (i.e., amounts totaling three years of dividends less any dividends actually paid) and “additional” amounts (i.e., accrued but unpaid scheduled dividends) as set forth in the Certificate. Holders of such Preferred Stock are entitled to receive dividends, payable quarterly in cash or, under certain conditions, the Company’s common stock, at the rate of 6.5% per annum (or 12% during the continuance of a “Triggering Event” as defined in the Certificate). The Company may force the conversion of the Preferred Stock at the applicable conversion rate if its common stock trades for 30 consecutive trading days at a weighted average price that exceeds 175% of the conversion price, in which case the Company must pay the holders “make whole” amounts and “additional” amounts as set forth in the Certificate. Upon the occurrence of a change of control, holders of the Preferred Stock may require the Company to repurchase their shares for cash at 103% of the adjusted conversion amount, plus 100% of accrued but unpaid dividends, plus the “make whole” amount. Holders of the Preferred Stock may force the Company to redeem their stock (and pay a premium) on the occurrence of certain Triggering Events, which include the Company’s failures to convert Preferred Stock to common stock in accordance with the Certificate; failures to pay amounts due to holders; and breaches of representations, warranties, or covenants in the transaction documents.
The Preferred Stock ranks in priority senior to the Company’s common stock with respect to preferences as to dividends, distributions, and payments upon the Company’s liquidation. The Certificate prohibits the Company from authorizing or issuing additional capital stock that is senior or equal in rank to the Preferred Shares without the express written consent of holders of Preferred Stock representing at least 80% of the aggregated shares of Preferred Stock then outstanding. The Certificate limits the amount of common stock a holder may acquire via conversion of shares of Preferred Stock to 9.99%.
This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate, filed herewith and incorporated by reference herein.

Call Option
On November 20, 2007, the Company also sold a call option to a Counterparty, as more fully described in Item 1.01 of this Current Report on Form 8-K. The call option was sold to an accredited investor that is a buyer of the Preferred Stock. The call option was issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
Following the issuance of the Preferred Stock referenced in Items 1.01 and 3.02 of this Current Report on Form 8-K, the Company’s ability to pay dividends on, make distributions with respect to, or redeem, purchase or acquire its common stock is subject to the Company’s obtaining the express written consent of holders of Preferred Stock representing at least 80% of the aggregated shares of Preferred Stock then outstanding.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEARS
The Company filed with the Secretary of State of Delaware the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of TXCO Resources Inc., which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
ITEM 8.01 OTHER EVENTS
In connection with the offer and sale of the Preferred Stock, the Company’s Board of Directors has approved an amendment to the Company’s Rights Agreement. The amendment will allow the financing to occur without triggering any provisions of the Rights Agreement, which will otherwise remain in effect.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit
Number	Description

3.1	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of TXCO Resources Inc., filed with the Secretary of State of the State of Delaware on November 21, 2007.

4.1	Form of Registration Rights Agreement dated November 20, 2007, by and among TXCO Resources Inc. and the parties listed therein.

10.1	Form of Securities Purchase Agreement dated November 20, 2007, by and among TXCO Resources Inc. and the parties listed therein.

10.2	Upper Call Option Transaction

10.3	Lower Call Option Transaction

99.1	Press Release, dated November 21, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXCO RESOURCES INC.
Date: November 21, 2007	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of TXCO Resources Inc., filed with the Secretary of State of the State of Delaware on November 21, 2007.

4.1	Registration Rights Agreement dated November 20, 2007, by and among TXCO Resources Inc. and the parties listed therein.

10.1	Securities Purchase Agreement dated November 20, 2007, by and among TXCO Resources Inc. and the parties listed therein.

10.2	Upper Call Option Transaction

10.3	Lower Call Option Transaction

99.1	Press Release, dated November 21, 2007.